Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FOURTH QUARTER

2016 EARNINGS

•	Fourth quarter earnings per share (diluted) of $0.99
•	Fourth quarter net income of $68.793 million
•	Nonperforming assets remain low at 0.25% of fourth quarter average earning assets
•	Fourth quarter nonperforming assets decreased 19.7% compared with the third quarter 2016
•	Return (annualized) on fourth quarter average assets of 1.26%
•	Fourth quarter efficiency ratio of 43.29%
•	Returns (annualized) on fourth quarter average common equity of 7.58% and average tangible common equity of 16.33%(1)

HOUSTON, January 25, 2017. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended December 31, 2016 of $68.793 million or $0.99 per diluted common share. Additionally, nonperforming assets remain low at 0.25% of fourth quarter average earning assets.

“We were pleased with our fourth quarter 2016 performance. Our nonperforming assets decreased 19.7% as the Texas economy continues to improve. Our annualized return on fourth quarter average tangible common equity was 16.33%,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“We are excited going into 2017. We believe that the Texas and Oklahoma economies are improving with rising oil and gas prices. Further, expected increases in interest rates will help our net interest margin over the longer term,” continued Zalman.

“We see optimism in our customer base, as businesses are now willing to expand purchasing. With a better economy and the absence of the loan contraction we experienced over the last several years, we believe that we will have more normalized organic growth in loans and deposits during 2017,” concluded Zalman.

Results of Operations for the Three Months Ended December 31, 2016

Net income was $68.793 million for the three months ended December 31, 2016 compared with $70.475 million for the same period in 2015. Net income per diluted common share was $0.99 for the three months ended December 31, 2016 compared with $1.01 for the same period in 2015. Net income (excluding purchase accounting adjustments) was $64.191 million for the three months ended

_____________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

December 31, 2016 compared with $66.147 million for the three months ended December 31, 2015. Net income per diluted common share (excluding purchase accounting adjustments) was $0.92 for the three months ended December 31, 2016 compared with $0.94 for the same period in 2015. The reconciliations of these non-GAAP financial measures to the nearest respective GAAP financial measures are shown on page 12.  Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2016 were 1.26%, 7.58% and 16.33%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 43.29% for the three months ended December 31, 2016.

Net interest income before provision for credit losses for the three months ended December 31, 2016 was $153.832 million compared with $153.258 million during the same period in 2015, an increase of $574 thousand or 0.4%. This change was primarily due to an increase in average interest-earning assets, which was partially offset by an increase in the average rate paid on interest-bearing liabilities for the three months ended December 31, 2016. Linked quarter net interest income before provision for credit losses decreased $232 thousand or 0.2% to $153.832 million compared with $154.064 million during the three months ended September 30, 2016, primarily due to a slight increase in the average rate paid on interest-bearing liabilities.

The net interest margin on a tax equivalent basis was 3.26% for the three months ended December 31, 2016, compared with 3.24% for the same period in 2015. On a linked quarter basis the net interest margin was 3.26% compared with 3.29% for the three months ended September 30, 2016. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis was 3.12% for the three months ended December 31, 2016, compared with 3.11% for the same period in 2015 and 3.14% for the three months ended September 30, 2016. The reconciliations of these non-GAAP financial measures to the nearest respective GAAP financial measures are shown on page 12.

Noninterest income was $29.475 million for the three months ended December 31, 2016 compared with $30.283 million for the same period in 2015, a decrease of $808 thousand or 2.7%. On a linked quarter basis, noninterest income decreased $209 thousand or 0.7% compared with the three months ended September 30, 2016.

Noninterest expense was $79.148 million for the three months ended December 31, 2016 compared with $77.909 million for the same period in 2015, an increase of $1.239 million or 1.6%. This change was primarily due to an increase in incentive compensation and the Tradition acquisition. On a linked quarter basis, noninterest expense decreased $328 thousand or 0.4% compared with the three months ended September 30, 2016.

Results of Operations for the Year Ended December 31, 2016

Net income was $274.466 million for the year ended December 31, 2016 compared with $286.646 million for the same period in 2015.  Net income per diluted common share was $3.94 for the year ended December 31, 2016 compared with $4.09 for the same period in 2015. Net income (excluding purchase accounting adjustments) was $250.644 million for the year ended December 31, 2016 compared with $255.479 million for the year ended December 31, 2015. Net income per diluted common share (excluding purchase accounting adjustments) was $3.60 for the year ended December 31, 2016 compared with $3.65 for the year ended December 31, 2015. The reconciliations of these non-GAAP financial measures to the nearest respective GAAP financial measures are shown on page 12. Annualized returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2016 were 1.25%, 7.69% and 16.95%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 42.50% for the year ended December 31, 2016.

Net interest income before provision for credit losses for the year ended December 31, 2016 was $632.620 million compared with $630.510 million for the same period in 2015, an increase of $2.110 million or 0.3%. The net interest margin on a tax equivalent basis for the year ended December 31, 2016 was 3.35% compared with 3.38% for the same period in 2015. This change was primarily due to a decrease in loan discount accretion of $13.152 million. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis was 3.16% for the year ended December 31, 2016 compared with 3.13% for the same period in 2015. The reconciliations of these non-GAAP financial measures to the nearest respective GAAP financial measures are shown on page 12.

Noninterest income was $118.425 million for the year ended December 31, 2016 compared with $120.781 million for the same period in 2015, a decrease of $2.356 million or 2.0%. This change was primarily due to a decrease in other noninterest income, brokerage income and NSF fees, which was partially offset by an increase in service charges on deposit accounts and mortgage income.

Noninterest expense was $318.387 million for the year ended December 31, 2016 compared with $313.536 million for the same period in 2015, an increase of $4.851 million or 1.5%.  This change was primarily due to the full year effect of the Tradition acquisition. Additionally, for the year ended December 31, 2016, one-time pretax merger-related expenses for the Tradition acquisition totaled $670 thousand.

Balance Sheet Information

At December 31, 2016, Prosperity had $22.331 billion in total assets, an increase of $293.856 million or 1.3%, compared with $22.037 billion at December 31, 2015.

Loans at December 31, 2016 were $9.622 billion, an increase of $183.471 million or 1.9%, compared with $9.439 billion at December 31, 2015. Linked quarter loans increased $73.746 million or 0.8% (3.1% annualized) from $9.548 billion at September 30, 2016.

As part of its commercial and industrial lending activities, Prosperity extends credit to oil and gas production and service companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas service loans are loans to companies that provide services for oil and gas production and exploration. At December 31, 2016, oil and gas loans totaled $284.539 million or 3.0% of total loans, of which $119.934 million were to production companies and $164.605 million were to service companies. This compares with total oil and gas loans of $399.084 million or 4.2% of total loans at December 31, 2015, of which $178.614 million were to production companies and $220.470 million were to service companies. On a linked quarter basis, oil and gas loans decreased $24.412 million, from $308.951 million or 3.2% of total loans at September 30, 2016, of which $139.913 million were production loans and $169.038 million were service loans.

Deposits at December 31, 2016 were $17.307 billion, a decrease of $373.817 million or 2.1%, compared with $17.681 billion at December 31, 2015. Linked quarter deposits increased $385.893 million or 2.3% (9.1% annualized) from $16.921 billion at September 30, 2016. This change primarily resulted from seasonality.

The table below provides detail on the impact of loans acquired and deposits assumed in the acquisition of Tradition completed on January 1, 2016:

Balance Sheet Data (at period end)
(In thousands)
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
Tradition	$226,830	$228,357	$233,340	$232,160	$—
All other loans	9,395,230	9,319,957	9,416,668	9,422,248	9,438,589
Total loans	$9,622,060	$9,548,314	$9,650,008	$9,654,408	$9,438,589

Deposits assumed (including new deposits since acquisition date):
Tradition	$417,837	$432,858	$440,110	$476,203	$—
All other deposits	16,889,465	16,488,551	16,779,035	17,396,563	17,681,119
Total deposits	$17,307,302	$16,921,409	$17,219,145	$17,872,766	$17,681,119

Excluding loans acquired in the Tradition acquisition and new production at the acquired banking centers since the acquisition date, loans at December 31, 2016 decreased $43.359 million or 0.5% compared with December 31, 2015 and, on a linked quarter basis, increased $75.273 million or 0.8%.

Excluding deposits assumed in the Tradition acquisition and new deposits generated at the acquired banking centers since the acquisition date, deposits at December 31, 2016 decreased $791.654 million or 4.5% compared with December 31, 2015 and, on a linked quarter basis, increased $400.914 million or 2.4%.

Asset Quality

Nonperforming assets totaled $48.302 million or 0.25% of quarterly average interest-earning assets at December 31, 2016, compared with $43.459 million or 0.23% of quarterly average interest-earning assets at December 31, 2015, and $60.166 million or 0.32% of quarterly average interest-earning assets at September 30, 2016.

The allowance for credit losses was $85.326 million or 0.89% of total loans at December 31, 2016, $81.384 million or 0.86% of total loans at December 31, 2015 and $85.585 million or 0.90% of total loans at September 30, 2016.  Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 1.00% of remaining loans as of December 31, 2016, compared with 1.01% at December 31, 2015 and 1.03% at September 30, 2016(1).

The provision for credit losses was $2.000 million for the three months ended December 31, 2016 compared with $500 thousand for the three months ended December 31, 2015 and $2.000 million for the three months ended September 30, 2016.  The provision for credit losses was $24.000 million for the year ended December 31, 2016 compared with $7.560 million for the year ended December 31, 2015.

Net charge-offs were $2.259 million for the three months ended December 31, 2016 compared with $119 thousand for the three months ended December 31, 2015 and $241 thousand for the three months ended September 30, 2016. Net charge-offs for the fourth quarter of 2016 were primarily comprised of one commercial and industrial loan. Net charge-offs were $20.058 million for the year ended December 31, 2016 compared with $6.938 million for the year ended December 31, 2015.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, January 25, 2017 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s fourth quarter 2016 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 3489792.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com.  The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio.  Further, as a result of acquisitions and the related purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”).  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that its presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to page 12 and the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Dividend

Prosperity Bancshares, Inc. (“Prosperity Bancshares”) declared a first quarter cash dividend of $0.34 per share, to be paid on April 3, 2017 to all shareholders of record as of March 17, 2017.

Stock Repurchase Program

On January 27, 2016, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 3.54 million shares, of its outstanding common stock may be acquired over the next twelve months at the discretion of management.  As of December 31, 2016, Prosperity Bancshares had repurchased an aggregate of 1.24 million shares of its common stock under this program at an average weighted average price of $40.98 per share. During the fourth quarter of 2016, Prosperity Bancshares did not repurchase any shares of its common stock.

Acquisition of Tradition Bancshares, Inc.

On January 1, 2016, Prosperity Bancshares completed the acquisition of Tradition Bancshares, Inc. and its wholly-owned subsidiary, Tradition Bank, headquartered in Houston, Texas. Tradition Bank operated 7 banking offices in the Houston, Texas area, including its main office in Bellaire, 3 banking centers in Katy and 1 banking center in The Woodlands. As of December 31, 2015, Tradition Bancshares, Inc., on a consolidated basis, reported total assets of $547.963 million, total loans of $253.315 million, total deposits of $488.928 million and shareholders’ equity of $43.103 million.

Under the terms of the definitive agreement, Prosperity Bancshares issued 679,528 shares of Prosperity Bancshares common stock plus $39.0 million in cash for all outstanding shares of Tradition Bancshares, Inc. capital stock.

Prosperity Bancshares, Inc. ®

As of December 31, 2016, Prosperity Bancshares, Inc. ® is a $22.331 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

Prosperity currently operates 245 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 36 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 8 in the Tulsa, Oklahoma area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2015 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area -	Fort Worth -	Uptown	West Texas Area -
Bryan	Haltom City	Waugh Drive	Abilene -
Bryan-29th Street	Keller	Westheimer	Antilley Road
Bryan-East	Roanoke	West University	Barrow Street
Bryan-North	Stockyards	Woodcreek	Cypress Street
Caldwell			Judge Ely
College Station	Other Dallas/Fort Worth Area	Other Houston Area	Mockingbird
Crescent Point	Locations -	Locations -
Hearne	Arlington	Angleton	Lubbock -
Huntsville	Azle	Bay City	4th Street
Madisonville	Ennis	Beaumont	66th Street
Navasota	Gainesville	Cinco Ranch	82nd Street
New Waverly	Glen Rose	Cleveland	86th Street
Rock Prairie	Granbury	East Bernard	98th Street
Southwest Parkway	Mesquite	El Campo	Avenue Q
Tower Point	Muenster	Dayton	North University
Wellborn Road	Sanger	Galveston	Texas Tech Student Union
	Waxahachie	Groves
Central Texas Area -	Weatherford	Hempstead	Midland -
Austin -		Hitchcock	Wadley
Allandale	East Texas Area -	Katy-Spring Green	Wall Street
Cedar Park	Athens	Liberty
Congress	Blooming Grove	Magnolia	Odessa -
Lakeway	Canton	Magnolia Parkway	Grandview
Liberty Hill	Carthage	Mont Belvieu	Grant
Northland	Corsicana	Nederland	Kermit Highway
Oak Hill	Crockett	Needville	Parkway
Research Blvd	Eustace	Rosenberg
Westlake	Gilmer	Shadow Creek	Other West Texas Area
	Grapeland	Spring	Locations -
Other Central Texas Area	Gun Barrel City	The Woodlands-College Park	Big Spring
Locations -	Jacksonville	The Woodlands-I-45	Brownfield
Bastrop	Kerens	The Woodlands-Research Forest	Brownwood
Canyon Lake	Longview	Tomball	Cisco
Dime Box	Mount Vernon	Waller	Comanche
Dripping Springs	Palestine	West Columbia	Early
Elgin	Rusk	Wharton	Floydada
Flatonia	Seven Points	Winnie	Gorman
Georgetown	Teague	Wirt	Levelland
Gruene	Tyler-Beckham		Littlefield
Kingsland	Tyler-South Broadway	South Texas Area -	Merkel
La Grange	Tyler-University	Corpus Christi -	Plainview
Lexington	Winnsboro	Calallen	San Angelo
New Braunfels		Carmel	Slaton
Pleasanton	Houston Area -	Northwest	Snyder
Round Rock	Houston -	Saratoga
San Antonio	Aldine	Timbergate	Oklahoma
Schulenburg	Alief	Water Street	Central Oklahoma Area-
Seguin	Bellaire		Oklahoma City -
Smithville	Beltway	Other South Texas Area	23rd Street
Thorndale	Clear Lake	Locations -	Expressway
Weimar	Copperfield	Alice	I-240
	Cypress	Aransas Pass	Memorial
Dallas/Fort Worth Area -	Downtown	Beeville
Dallas -	Eastex	Colony Creek	Other Central Oklahoma Area
Abrams Centre	Fairfield	Cuero	Locations -
Balch Springs	First Colony	Edna	Edmond
Camp Wisdom	Fry Road	Goliad	Norman
Cedar Hill	Gessner	Gonzales
Dallas – Central Expressway	Gladebrook	Hallettsville	Tulsa Area-
Forest Park	Grand Parkway	Kingsville	Tulsa -
Frisco	Heights	Mathis	Garnett
Frisco-West	Highway 6 West	Padre Island	Harvard
Kiest	Little York	Palacios	Memorial
McKinney	Medical Center	Port Lavaca	Sheridan
McKinney-Stonebridge	Memorial Drive	Portland	S. Harvard
Midway	Northside	Rockport	Utica Tower
Northwest Highway	Pasadena	Sinton	Yale
Plano	Pecan Grove	Taft
Preston Forest	Pin Oak	Victoria	Other Tulsa Area Locations -
Preston Road	River Oaks	Victoria-Navarro	Owasso
Red Oak	Sugar Land	Victoria-North
Sachse	SW Medical Center	Yoakum
The Colony	Tanglewood	Yorktown
Turtle Creek	The Plaza
Westmoreland

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Balance Sheet Data (at period end)
Loans	$9,622,060	$9,548,314	$9,650,008	$9,654,408	$9,438,589
Investment securities(A)	9,726,086	8,988,021	9,274,651	9,448,704	9,502,427
Federal funds sold	1,178	630	484	1,386	1,418
Allowance for credit losses	(85,326)	(85,585)	(83,826)	(83,714)	(81,384)
Cash and due from banks	436,203	341,483	333,208	334,592	562,544
Goodwill	1,900,845	1,900,349	1,903,451	1,903,451	1,868,827
Core deposit intangibles, net	45,784	48,010	44,861	47,195	49,417
Other real estate owned	15,463	16,280	15,677	16,695	2,963
Fixed assets, net	262,083	270,386	273,104	277,951	267,996
Other assets	406,696	376,156	384,692	377,677	424,419
Total assets	$22,331,072	$21,404,044	$21,796,310	$21,978,345	$22,037,216

Noninterest-bearing deposits	$5,190,973	$5,159,333	$5,016,637	$5,112,943	$5,136,579
Interest-bearing deposits	12,116,329	11,762,076	12,202,508	12,759,823	12,544,540
Total deposits	17,307,302	16,921,409	17,219,145	17,872,766	17,681,119
Other borrowings	990,781	425,916	606,049	186,225	491,399
Securities sold under repurchase agreements	320,430	318,449	320,001	304,204	315,253
Junior subordinated debentures	—	—	—	7,217	—
Other liabilities	70,248	143,458	106,531	108,873	86,535
Total liabilities	18,688,761	17,809,232	18,251,726	18,479,285	18,574,306
Shareholders' equity(B)	3,642,311	3,594,812	3,544,584	3,499,060	3,462,910
Total liabilities and equity	$22,331,072	$21,404,044	$21,796,310	$21,978,345	$22,037,216

(A) Includes $2,171, $2,310, $2,496, $3,286 and $3,138 in unrealized gains on available for sale securities for the quarterly periods ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, respectively.

(B) Includes $1,411, $1,502, $1,623, $2,136 and $2,040 in after-tax unrealized gains on available for sale securities for the quarterly periods ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Income Statement Data
Interest income:
Loans	$115,993	$116,247	$118,297	$124,522	$114,234	$475,059	$475,427
Securities(C)	48,573	48,132	51,097	52,573	48,301	200,375	194,003
Federal funds sold and other earning assets	103	81	65	96	37	345	271
Total interest income	164,669	164,460	169,459	177,191	162,572	675,779	669,701

Interest expense:
Deposits	9,478	9,396	10,045	10,206	8,575	39,125	36,074
Other borrowings	1,121	752	710	482	541	3,065	1,508
Securities sold under repurchase agreements	238	248	234	212	198	932	818
Junior subordinated debentures	—	—	3	34	—	37	791
Total interest expense	10,837	10,396	10,992	10,934	9,314	43,159	39,191
Net interest income	153,832	154,064	158,467	166,257	153,258	632,620	630,510
Provision for credit losses	2,000	2,000	6,000	14,000	500	24,000	7,560
Net interest income after provision for credit losses	151,832	152,064	152,467	152,257	152,758	608,620	622,950

Noninterest income:
Nonsufficient funds (NSF) fees	8,552	8,764	8,031	8,189	8,974	33,536	34,284
Credit card, debit card and ATM card income	5,902	5,903	5,929	5,827	5,938	23,561	23,534
Service charges on deposit accounts	4,934	4,698	4,610	4,590	4,289	18,832	17,095
Trust income	2,480	1,851	1,762	2,027	1,988	8,120	8,030
Mortgage income	1,690	2,143	1,772	1,471	1,289	7,076	5,720
Brokerage income	782	1,213	1,286	1,290	1,407	4,571	5,953
Bank owned life insurance income	1,390	1,417	1,473	1,383	1,394	5,663	5,548
Net gain on sale of assets	475	37	332	1,020	581	1,864	2,403
Other noninterest income	3,270	3,658	3,278	4,996	4,423	15,202	18,214
Total noninterest income	29,475	29,684	28,473	30,793	30,283	118,425	120,781

Noninterest expense:
Salaries and benefits	51,231	48,328	48,224	50,114	48,500	197,897	192,872
Net occupancy and equipment	5,696	5,997	5,741	5,624	5,774	23,058	23,638
Credit and debit card, data processing and software amortization	4,249	4,207	4,164	4,430	3,996	17,050	15,782
Regulatory assessments and FDIC insurance	2,424	3,434	3,447	3,430	2,460	12,735	14,433
Core deposit intangibles amortization	2,226	2,418	2,334	2,222	2,295	9,200	9,530
Depreciation	3,170	3,289	3,286	3,349	3,310	13,094	12,959
Communications	2,771	2,870	2,981	2,939	2,814	11,561	11,121
Other real estate expense	378	44	50	42	241	514	625
Net (gain) loss on sale of other real estate	(44)	(3)	347	(14)	52	286	(34)
Other noninterest expense	7,047	8,892	8,661	8,392	8,467	32,992	32,610
Total noninterest expense	79,148	79,476	79,235	80,528	77,909	318,387	313,536
Income before income taxes	102,159	102,272	101,705	102,522	105,132	408,658	430,195
Provision for income taxes	33,366	33,621	33,634	33,571	34,657	134,192	143,549
Net income available to common shareholders	$68,793	$68,651	$68,071	$68,951	$70,475	$274,466	$286,646

(C) Interest income on securities was reduced by net premium amortization of $11,502, $11,312, $10,407, $10,253 and $13,775 for the three-month periods ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, respectively, and $43,474 and $58,230 for the years ended December 31, 2016 and December 31, 2015, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Profitability
Net income	$68,793	$68,651	$68,071	$68,951	$70,475	$274,466	$286,646

Basic earnings per share	$0.99	$0.99	$0.98	$0.98	$1.01	$3.94	$4.09
Diluted earnings per share	$0.99	$0.99	$0.98	$0.98	$1.01	$3.94	$4.09

Return on average assets (D)	1.26%	1.27%	1.24%	1.24%	1.30%	1.25%	1.33%
Return on average common equity (D)	7.58%	7.66%	7.70%	7.85%	8.17%	7.69%	8.51%
Return on average tangible common equity (D) (E)	16.33%	16.79%	17.15%	17.60%	18.56%	16.95%	19.98%
Tax equivalent net interest margin (F)	3.26%	3.29%	3.37%	3.48%	3.24%	3.35%	3.38%
Efficiency ratio(G)	43.29%	43.26%	42.46%	41.08%	42.58%	42.50%	41.87%

Liquidity and Capital Ratios
Equity to assets	16.31%	16.80%	16.26%	15.92%	15.71%	16.31%	15.71%
Common equity tier 1 capital	14.48%	14.41%	13.66%	13.20%	13.55%	14.48%	13.55%
Tier 1 risk-based capital	14.48%	14.41%	13.66%	13.20%	13.55%	14.48%	13.53%
Total risk-based capital	15.20%	15.14%	14.37%	13.90%	14.25%	15.20%	14.25%
Tier 1 leverage capital	8.68%	8.50%	8.11%	7.70%	7.97%	8.68%	7.97%
Period end tangible equity to period end tangible assets(E)	8.32%	8.46%	8.04%	7.73%	7.68%	8.32%	7.68%

Other Data
Weighted-average shares used in computing earnings per share
Basic	69,482	69,478	69,565	70,174	70,021	69,674	70,033
Diluted	69,486	69,484	69,574	70,181	70,032	69,680	70,049
Period end shares outstanding	69,491	69,478	69,480	69,543	70,022	69,491	70,022
Cash dividends paid per common share	$0.3400	$0.3000	$0.3000	$0.3000	$0.3000	$1.2400	$1.1175
Book value per share	$52.41	$51.74	$51.02	$50.32	$49.45	$52.41	$49.45
Tangible book value per share(E)	$24.40	$23.70	$22.97	$22.27	$22.06	$24.40	$22.06

Common Stock Market Price
High	$73.68	$56.27	$54.57	$47.50	$57.04	$73.68	$59.97
Low	$52.81	$45.94	$43.28	$33.57	$46.23	$33.57	$43.76
Period end closing price	$71.78	$54.89	$50.99	$46.39	$47.86	$71.78	$47.86
Employees – FTE	3,035	3,071	3,106	3,132	3,037	3,035	3,037
Number of banking centers	245	245	245	246	241	245	241

(D) Interim periods annualized.

(E) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(F) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 day basis.

(G) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets.  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Dec 31, 2016				Sep 30, 2016				Dec 31, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(H)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(H)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(H)
Interest-Earning Assets:
Loans	$9,557,712	$115,993	4.83%		$9,601,628	$116,247	4.82%		$9,322,399	$114,234	4.86%
Investment securities	9,338,903	48,573	2.07%	(I)	9,203,253	48,132	2.08%	(I)	9,524,084	48,301	2.01%	(I)
Federal funds sold and other earning assets	106,214	103	0.39%		72,171	81	0.45%		65,695	37	0.22%
Total interest-earning assets	19,002,829	164,669	3.45%		18,877,052	164,460	3.47%		18,912,178	162,572	3.41%
Allowance for credit losses	(85,347)				(84,476)				(81,230)
Noninterest-earning assets	2,838,778				2,804,773				2,854,168
Total assets	$21,756,260				$21,597,349				$21,685,116

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,861,952	$2,210	0.23%		$3,858,821	$2,280	0.24%		$3,767,138	$2,005	0.21%
Savings and money market deposits	5,471,109	3,546	0.26%		5,610,342	3,753	0.27%		5,511,240	3,317	0.24%
Certificates and other time deposits	2,434,565	3,722	0.61%		2,492,889	3,363	0.54%		2,560,527	3,253	0.50%
Other borrowings	712,126	1,121	0.63%		532,301	752	0.56%		839,164	541	0.26%
Securities sold under repurchase agreements	318,367	238	0.30%		331,254	248	0.30%		314,278	198	0.25%
Total interest-bearing liabilities	12,798,119	10,837	0.34%	(J)	12,825,607	10,396	0.32%	(J)	12,992,347	9,314	0.28%	(J)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,214,656				5,070,094				5,124,630
Other liabilities	111,083				118,881				116,860
Total liabilities	18,123,858				18,014,582				18,233,837
Shareholders' equity	3,632,402				3,582,767				3,451,279
Total liabilities and shareholders' equity	$21,756,260				$21,597,349				$21,685,116

Net interest income and margin		$153,832	3.22%			$154,064	3.25%			$153,258	3.22%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,931				1,930				1,412
Net interest income and margin (tax equivalent basis)		$155,763	3.26%			$155,994	3.29%			$154,670	3.24%

(H) Annualized and based on an actual 365 day or 366 day basis.

(I) Yield on securities was impacted by net premium amortization of $11,502, $11,312 and $13,775 for the three-month periods ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively.

(J) Total cost of funds, including noninterest bearing deposits, was 0.24%, 0.23% and 0.20% for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year Ended
	Dec 31, 2016				Dec 31, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)
Interest-Earning Assets:
Loans	$9,629,714	$475,059	4.93%		$9,200,765	$475,427	5.17%
Investment securities	9,401,669	200,375	2.13%	(L)	9,541,443	194,003	2.03%	(L)
Federal funds sold and other earning assets	81,804	345	0.42%		116,283	271	0.23%
Total interest-earning assets	19,113,187	675,779	3.54%		18,858,491	669,701	3.55%
Allowance for credit losses	(84,189)				(80,894)
Noninterest-earning assets	2,851,764				2,841,007
Total assets	$21,880,762				$21,618,604

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,066,799	$9,843	0.24%		$3,873,495	$8,776	0.23%
Savings and money market deposits	5,658,441	15,016	0.27%		5,505,524	13,488	0.24%
Certificates and other time deposits	2,505,526	14,266	0.57%		2,754,466	13,810	0.50%
Other borrowings	524,492	3,065	0.58%		623,441	1,508	0.24%
Securities sold under repurchase agreements	319,551	932	0.29%		329,745	818	0.25%
Junior subordinated debentures	2,081	37	1.78%		29,443	791	2.69%
Total interest-bearing liabilities	13,076,890	43,159	0.33%	(M)	13,116,114	39,191	0.30%	(M)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,117,621				5,024,379
Other liabilities	119,320				109,323
Total liabilities	18,313,831				18,249,816
Shareholders' equity	3,566,931				3,368,788
Total liabilities and shareholders' equity	$21,880,762				$21,618,604

Net interest income and margin		$632,620	3.31%			$630,510	3.34%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		7,665				6,102
Net interest income and margin (tax equivalent basis)		$640,285	3.35%			$636,612	3.38%

(K) Based on an actual 365 or 366 day basis.

(L) Yield on securities was impacted by net premium amortization of $43,474 and $58,230 for the years ended December 31, 2016 and 2015, respectively.

(M) Total cost of funds, including noninterest bearing deposits, was 0.24% and 0.22% for the years ended December 31, 2016 and 2015, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended					Year Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Adjustment to Loan Yield (N)
Interest on loans, as reported	$115,993	$116,247	$118,297	$124,522	$114,234	$475,059	$475,427
Purchase accounting adjustment- loan discount accretion
ASC 310-20	(3,956)	(5,296)	(5,833)	(6,663)	(6,066)	(21,748)	(34,228)
ASC 310-30	(3,596)	(2,324)	(3,471)	(7,831)	(1,773)	(17,222)	(17,894)
Total	(7,552)	(7,620)	(9,304)	(14,494)	(7,839)	(38,970)	(52,122)
Interest on loans, excluding discount accretion	$108,441	$108,627	$108,993	$110,028	$106,395	$436,089	$423,305
Average loans	$9,557,712	$9,601,628	$9,660,065	$9,700,554	$9,322,399	$9,629,714	$9,200,765
Loan yield, excluding purchase accounting adjustment	4.51%	4.50%	4.54%	4.56%	4.53%	4.53%	4.60%
Loan yield, as reported	4.83%	4.82%	4.93%	5.16%	4.86%	4.93%	5.17%
Adjustment to Securities Yield (N)
Interest on securities, as reported	$48,573	$48,132	$51,097	$52,573	$48,301	$200,375	$194,003
Purchase accounting adjustment- securities amortization	950	1,051	948	1,722	1,578	4,671	6,369
Interest on securities, excluding amortization	$49,523	$49,183	$52,045	$54,295	$49,879	$205,046	$200,372
Average securities	$9,338,903	$9,203,253	$9,436,896	$9,630,496	$9,524,084	$9,401,669	$9,541,443
Securities yield, excluding purchase accounting adjustment	2.11%	2.13%	2.22%	2.27%	2.08%	2.18%	2.10%
Securities yield, as reported	2.07%	2.08%	2.18%	2.20%	2.01%	2.13%	2.03%
Adjustment to Time Deposits Yield (N)
Interest on time deposits, as reported	$3,722	$3,363	$3,644	$3,537	$3,253	$14,266	$13,810
Purchase accounting adjustment-time deposit amortization	232	575	178	182	195	1,167	1,055
Interest on time deposits, excluding amortization	$3,954	$3,938	$3,822	$3,719	$3,448	$15,433	$14,865
Average time deposits	$2,434,565	$2,492,889	$2,517,896	$2,577,676	$2,560,527	$2,505,526	$2,754,466
Time deposits yield, excluding purchase accounting adjustment	0.65%	0.63%	0.61%	0.58%	0.53%	0.62%	0.54%
Time deposits yield, as reported	0.61%	0.54%	0.58%	0.55%	0.50%	0.57%	0.50%
Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield) (N)	3.12%	3.14%	3.19%	3.21%	3.11%	3.16%	3.13%
Net Interest Margin (tax equivalent basis), as reported	3.26%	3.29%	3.37%	3.48%	3.24%	3.35%	3.38%
Net income available to common shareholders, as reported	$68,793	$68,651	$68,071	$68,951	$70,475	$274,466	$286,646
Less: Purchase accounting adjustments, net of tax (O)	(4,602)	(4,796)	(5,712)	(8,712)	(4,328)	(23,822)	(31,167)
Net income available to common shareholders, excluding purchase accounting adjustments (N)	$64,191	$63,855	$62,359	$60,239	$66,147	$250,644	$255,479

Basic earnings per share, excluding purchase accounting adjustments (N)	$0.92	$0.92	$0.90	$0.86	$0.94	$3.60	$3.65
Diluted earnings per share, excluding purchase accounting adjustments (N)	$0.92	$0.92	$0.90	$0.86	$0.94	$3.60	$3.65

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Sep 30, 2016	Balance at Dec 31, 2016	Balance at Acquisition Date	Balance at Sep 30, 2016	Balance at Dec 31, 2016	Balance at Acquisition Date		Balance at Sep 30, 2016	Balance at Dec 31, 2016
Loan marks:
Previously acquired banks (P)	$225,589	$37,137	$33,385	$131,906	$24,412	$20,532	$357,495		$61,549	$53,917
2016 acquisition (Q)	3,491	2,223	2,016	10,222	3,743	3,475	13,713		5,966	5,491
Total	229,080	39,360	35,401	142,128	28,155	24,007	371,208		67,515	59,408

Acquired portfolio loan balances:
Previously acquired banks (P)	5,456,934	1,053,113	946,906	255,846	53,354	44,344	5,712,780		1,106,467	991,250
2016 acquisition (Q)	234,064	183,298	168,155	19,375	8,216	7,296	253,439		191,514	175,451
Total	5,690,998	1,236,411	1,115,061	275,221	61,570	51,640	5,966,219	(R)	1,297,981	1,166,701
Acquired portfolio loan balances less loan marks	$5,461,918	$1,197,051	$1,079,660	$133,093	$33,415	$27,633	$5,595,011		$1,230,466	$1,107,293

(N)  Non-GAAP financial measure.

(O)  Using effective tax rate of 32.7%, 32.9%, 33.1%, 32.7% and 33.0% for the three-month periods ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, respectively, and 32.8% and 33.4% for the years ended December 31, 2016 and 2015, respectively.

(P) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank and The F&M Bank & Trust Company.

(Q) Tradition Bank was acquired on January 1, 2016. During the first quarter of 2016, Tradition Bank added $253.4 million in loans with related purchase accounting adjustments of $13.7 million at acquisition date.

(R) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
YIELD TREND (S)

Interest-Earning Assets:
Loans	4.83%	4.82%	4.93%	5.16%	4.86%
Investment securities (T)	2.07%	2.08%	2.18%	2.20%	2.01%
Federal funds sold and other earning assets	0.39%	0.45%	0.38%	0.48%	0.22%
Total interest-earning assets	3.45%	3.47%	3.56%	3.67%	3.41%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.23%	0.24%	0.25%	0.25%	0.21%
Savings and money market deposits	0.26%	0.27%	0.27%	0.27%	0.24%
Certificates and other time deposits	0.61%	0.54%	0.58%	0.55%	0.50%
Other borrowings	0.63%	0.56%	0.58%	0.54%	0.26%
Securities sold under repurchase agreements	0.30%	0.30%	0.29%	0.28%	0.25%
Junior subordinated debentures	—	—	2.17%	1.89%	—
Total interest-bearing liabilities	0.34%	0.32%	0.34%	0.33%	0.28%

Net Interest Margin	3.22%	3.25%	3.33%	3.44%	3.22%
Net Interest Margin (tax equivalent)	3.26%	3.29%	3.37%	3.48%	3.24%

(S)  Annualized and based on average balances on an actual 365 day or 366 day basis.

(T) Yield on securities was impacted by net premium amortization of $11,502, $11,312, $10,407, $10,253 and $13,775 for the three-month periods ended December 31, 2016, September 30, 2016, June 30, 2016,  March 31, 2016 and December 31, 2015, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Balance Sheet Averages
Loans	$9,557,712	$9,601,628	$9,660,065	$9,700,554	$9,322,399
Investment securities	9,338,903	9,203,253	9,436,896	9,630,496	9,524,084
Federal funds sold and other earning assets	106,214	72,171	68,268	80,400	65,695
Total interest-earning assets	19,002,829	18,877,052	19,165,229	19,411,450	18,912,178
Allowance for credit losses	(85,347)	(84,476)	(83,036)	(83,883)	(81,230)
Cash and due from banks	248,735	226,621	227,570	274,535	257,986
Goodwill	1,900,337	1,903,418	1,903,451	1,899,667	1,881,812
Core deposit intangibles, net	46,895	43,790	46,059	48,314	50,545
Other real estate	15,826	16,041	15,549	6,077	3,014
Fixed assets, net	267,952	272,058	276,727	279,179	270,800
Other assets	359,033	342,845	356,849	430,165	390,011
Total assets	$21,756,260	$21,597,349	$21,908,398	$22,265,504	$21,685,116

Noninterest-bearing deposits	$5,214,656	$5,070,094	$5,099,736	$5,085,456	$5,124,630
Interest-bearing demand deposits	3,861,952	3,858,821	4,108,305	4,442,652	3,767,138
Savings and money market deposits	5,471,109	5,610,342	5,734,739	5,820,161	5,511,240
Certificates and other time deposits	2,434,565	2,492,889	2,517,896	2,577,676	2,560,527
Total deposits	16,982,282	17,032,146	17,460,676	17,925,945	16,963,535
Other borrowings	712,126	532,301	489,616	361,778	839,164
Securities sold under repurchase agreements	318,367	331,254	322,274	306,192	314,278
Junior subordinated debentures	—	—	555	7,217	—
Other liabilities	111,083	118,881	98,023	149,379	116,860
Shareholders' equity	3,632,402	3,582,767	3,537,254	3,514,993	3,451,279
Total liabilities and equity	$21,756,260	$21,597,349	$21,908,398	$22,265,504	$21,685,116

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2016		Sep 30, 2016		Jun 30, 2016		Mar 31, 2016		Dec 31, 2015
Period End Balances

Loan Portfolio
Commercial and industrial	$1,254,900	13.0%	$1,233,108	12.9%	$1,299,310	13.5%	$1,337,189	14.9%	$1,293,162	14.9%
Construction, land development and other land loans	1,263,923	13.1%	1,205,820	12.6%	1,167,286	12.1%	1,173,524	12.2%	1,073,198	11.4%
1-4 family residential	2,439,348	25.3%	2,427,616	25.5%	2,424,868	25.1%	2,379,503	24.6%	2,360,798	25.0%
Home equity	278,483	2.9%	279,836	2.9%	283,212	2.9%	283,686	2.9%	279,867	2.9%
Commercial real estate (includes multi-family residential)	3,162,109	32.9%	3,158,569	33.1%	3,229,556	33.5%	3,229,706	33.5%	3,131,083	33.2%
Agriculture (includes farmland)	672,336	7.0%	664,080	7.0%	657,633	6.8%	641,293	6.6%	648,818	6.9%
Consumer and other	266,422	2.8%	270,334	2.8%	259,734	2.7%	246,681	1.5%	252,579	1.5%
Energy	284,539	3.0%	308,951	3.2%	328,409	3.4%	362,826	3.8%	399,084	4.2%
Total loans	$9,622,060		$9,548,314		$9,650,008		$9,654,408		$9,438,589

Deposit Types
Noninterest-bearing DDA	$5,190,973	30.0%	$5,159,333	30.5%	$5,016,637	29.1%	$5,112,943	28.6%	$5,136,579	29.1%
Interest-bearing DDA	4,215,671	24.3%	3,749,018	22.1%	3,976,839	23.1%	4,382,999	24.5%	4,481,575	25.3%
Money market	3,368,599	19.5%	3,468,639	20.5%	3,687,602	21.4%	3,812,420	21.3%	3,639,187	20.6%
Savings	2,125,854	12.3%	2,074,169	12.3%	2,022,327	11.8%	2,017,980	11.3%	1,940,855	11.0%
Certificates and other time deposits	2,406,205	13.9%	2,470,250	14.6%	2,515,740	14.6%	2,546,424	14.3%	2,482,923	14.0%
Total deposits	$17,307,302		$16,921,409		$17,219,145		$17,872,766		$17,681,119

Loan to Deposit Ratio	55.6%		56.4%		56.0%		54.0%		53.4%

Construction Loans
Single family residential construction	$396,794	31.3%	$390,397	32.3%	$410,456	35.0%	$407,519	34.5%	$353,706	32.9%
Land development	76,275	6.0%	77,789	6.4%	85,488	7.3%	84,141	7.1%	88,239	8.2%
Raw land	194,267	15.3%	170,640	14.1%	161,402	13.8%	174,546	14.8%	153,274	14.3%
Residential lots	130,096	10.3%	131,589	10.9%	131,807	11.3%	126,881	10.8%	130,596	12.1%
Commercial lots	75,625	6.0%	84,862	7.0%	83,725	7.1%	80,286	6.8%	87,375	8.1%
Commercial construction and other	394,040	31.1%	353,942	29.3%	298,713	25.5%	306,742	26.0%	262,783	24.4%
Net unaccreted discount	(3,174)		(3,399)		(4,305)		(6,591)		(2,775)
Total construction loans	$1,263,923		$1,205,820		$1,167,286		$1,173,524		$1,073,198

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of December 31, 2016

Collateral Type	Houston	Dallas	Austin	OK City	Tulsa	Other (U)	Total
Shopping center/retail	$211,014	$32,201	$28,403	$28,451	$24,327	$117,496	$441,892
Commercial and industrial buildings	93,270	33,267	14,436	12,175	10,148	64,709	228,005
Office buildings	76,370	129,464	11,059	38,410	4,317	79,517	339,137
Medical buildings	60,997	8,935	50	17,632	7,886	48,078	143,578
Apartment buildings	44,908	12,693	15,371	11,783	7,441	84,756	176,952
Hotel	33,146	32,697	5,964	24,033	—	93,387	189,227
Other	71,047	9,152	17,946	6,891	6,206	76,528	187,770
Total	$590,752	$258,409	$93,229	$139,375	$60,325	$564,471	$1,706,561	(V)

(U) Includes other MSA and non-MSA regions.

(V) Represents a portion of total commercial real estate loans of $3.162 billion as of December 31, 2016.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Asset Quality
Nonaccrual loans	$31,642	$43,451	$29,547	$39,036	$39,711	$31,642	$39,711
Accruing loans 90 or more days past due	956	399	6,822	1,093	614	956	614
Total nonperforming loans	32,598	43,850	36,369	40,129	40,325	32,598	40,325
Repossessed assets	241	36	84	161	171	241	171
Other real estate	15,463	16,280	15,677	16,695	2,963	15,463	2,963
Total nonperforming assets	$48,302	$60,166	$52,130	$56,985	$43,459	$48,302	$43,459

Nonperforming assets:
Commercial and industrial (includes energy)	$24,537	$26,848	$16,822	$18,835	$22,275	$24,537	$22,275
Construction, land development and other land loans	1,766	1,711	1,606	2,913	134	1,766	134
1-4 family residential (includes home equity)	4,119	4,450	5,016	6,226	4,692	4,119	4,692
Commercial real estate (includes multi-family residential)	17,167	26,680	26,651	22,208	15,836	17,167	15,836
Agriculture (includes farmland)	542	248	1,682	6,578	208	542	208
Consumer and other	171	229	353	225	314	171	314
Total	$48,302	$60,166	$52,130	$56,985	$43,459	$48,302	$43,459
Number of loans/properties	158	158	166	168	147	158	147
Allowance for credit losses at end of period	$85,326	$85,585	$83,826	$83,714	$81,384	$85,326	$81,384

Net charge-offs:
Commercial and industrial (includes energy)	$3,161	$(107)	$4,109	$4,396	$(528)	$11,559	$4,374
Construction, land development and other land loans	(1,922)	(368)	(25)	(186)	(109)	(2,501)	207
1-4 family residential (includes home equity)	(82)	48	(78)	30	1	(82)	209
Commercial real estate (includes multi-family residential)	41	(1)	197	59	194	296	394
Agriculture (includes farmland)	305	(45)	(655)	6,962	(77)	6,567	(260)
Consumer and other	756	714	2,340	409	638	4,219	2,014
Total	$2,259	$241	$5,888	$11,670	$119	$20,058	$6,938

Asset Quality Ratios
Nonperforming assets to average earning assets	0.25%	0.32%	0.27%	0.29%	0.23%	0.25%	0.23%
Nonperforming assets to loans and other real estate	0.50%	0.63%	0.54%	0.59%	0.46%	0.50%	0.46%
Net charge-offs to average loans (annualized)	0.09%	0.01%	0.24%	0.48%	0.01%	0.21%	0.08%
Allowance for credit losses to total loans	0.89%	0.90%	0.87%	0.87%	0.86%	0.89%	0.86%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.00%	1.03%	1.01%	1.03%	1.01%	1.00%	1.01%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (each excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below and on page 12 of this Earnings Release relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year Ended
	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$68,793	$68,651	$68,071	$68,951	$70,475	$274,466	$286,646
Average shareholders' equity	$3,632,402	$3,582,767	$3,537,254	$3,514,993	$3,451,279	$3,566,931	$3,368,788
Less: Average goodwill and other intangible assets	(1,947,232)	(1,947,208)	(1,949,510)	(1,947,981)	(1,932,357)	(1,947,979)	(1,934,099)
Average tangible shareholders’ equity	$1,685,170	$1,635,559	$1,587,744	$1,567,012	$1,518,922	$1,618,952	$1,434,689
Return on average tangible common equity (D)	16.33%	16.79%	17.15%	17.60%	18.56%	16.95%	19.98%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$3,642,311	$3,594,812	$3,544,584	$3,499,060	$3,462,910	$3,642,311	$3,462,910
Less: Goodwill and other intangible assets	(1,946,629)	(1,948,359)	(1,948,312)	(1,950,646)	(1,918,244)	(1,946,629)	(1,918,244)
Tangible shareholders’ equity	$1,695,682	$1,646,453	$1,596,272	$1,548,414	$1,544,666	$1,695,682	$1,544,666

Period end shares outstanding	69,491	69,478	69,480	69,543	70,022	69,491	70,022
Tangible book value per share:	$24.40	$23.70	$22.97	$22.27	$22.06	$24.40	$22.06

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,695,682	$1,646,453	$1,596,272	$1,548,414	$1,544,666	$1,695,682	$1,544,666

Total assets	$22,331,072	$21,404,044	$21,796,310	$21,978,345	$22,037,216	$22,331,072	$22,037,216
Less: Goodwill and other intangible assets	(1,946,629)	(1,948,359)	(1,948,312)	(1,950,646)	(1,918,244)	(1,946,629)	(1,918,244)
Tangible assets	$20,384,443	$19,455,685	$19,847,998	$20,027,699	$20,118,972	$20,384,443	$20,118,972

Period end tangible equity to period end tangible assets ratio:	8.32%	8.46%	8.04%	7.73%	7.68%	8.32%	7.68%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$85,326	$85,585	$83,826	$83,714	$81,384	$85,326	$81,384

Total loans	$9,622,060	$9,548,314	$9,650,008	$9,654,408	$9,438,589	$9,622,060	$9,438,589
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$1,107,293	$1,230,466	$1,373,110	$1,495,319	$1,415,593	$1,107,293	$1,415,593
Total loans less acquired loans	$8,514,767	$8,317,848	$8,276,898	$8,159,089	$8,022,996	$8,514,767	$8,022,996
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.00%	1.03%	1.01%	1.03%	1.01%	1.00%	1.01%